Exhibit 99.1

KemPharm Announces 1-for-16 Reverse Stock Split

Celebration, FL – December 23, 2020 – KemPharm, Inc. (OTCQB: KMPH), a specialty pharmaceutical company focused on the discovery and development of proprietary prodrugs, today announced that the Company's Board of Directors has approved a 1-for-16 reverse stock split of its shares of common stock (“Reverse Stock Split”). KemPharm’s stockholders granted authority to the Board of Directors to effect this Reverse Stock Split of KemPharm’s common stock at the Special Meeting of Stockholders held on November 17, 2020. The Reverse Stock Split is intended to enable the Company to potentially regain its listing on The Nasdaq Capital Market.

The Reverse Stock Split is scheduled to take effect today, December 23, 2020, at 5:01 p.m. ET (the “Effective Time”). Shares of the Company’s common stock are expected to begin trading on a split-adjusted basis on Monday, December 28, 2020. The Company’s common stock will trade under a new and temporary ticker symbol “KMPHD” for a period of 20 business days including the effective date of the Reverse Stock Split. After the conclusion of the 20-business day period, KemPharm’s common stock will resume trading under its previous ticker symbol “KMPH”. but the security will be assigned a new CUSIP number (488445 206)

As a result of the Reverse Stock Split, every sixteen (16) shares of the Company’s pre-reverse split common stock will be combined and reclassified into one (1) share of common stock. By doing so, the number of outstanding shares of the Company's common stock will be reduced from approximately 72.5 million to approximately 4.5 million shares.  No fractional shares of common stock will be issued to any stockholders in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split will be paid to each stockholder in an amount in cash resulting from multiplying (i) the closing sales price of the Company’s common stock as reported on the OTC Markets Venture Market on December 23, 2020 by (ii) the number of shares of the Company’s common stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest.

KemPharm expects that stockholders holding shares of KMPH common stock at registered brokerage firms or at the transfer agent will have the Reverse Stock Split processed automatically in their accounts over the next few days. Stockholders holding physical stock certificates may request new certificates evidencing their post-Reverse Stock Split shares by contacting the Company's transfer agent, Computershare Trust Company, N.A., at (800) 962-4284.

About KemPharm:

KemPharm is a specialty pharmaceutical company focused on the discovery and development of proprietary prodrugs to treat serious medical conditions through its proprietary LAT® (Ligand Activated Therapy) technology.  KemPharm utilizes its proprietary LAT® technology to generate improved prodrug versions of FDA-approved drugs as well as to generate prodrug versions of existing compounds that may have applications for new disease indications. KemPharm’s prodrug product candidate pipeline is focused on the high need areas of attention deficit hyperactivity disorder, or ADHD, and stimulant use disorder. KemPharm’s co-lead clinical development candidates for the treatment of ADHD, KP415 and KP484, are both based on a prodrug of d-methylphenidate, but have differing duration/effect profiles. In addition, KemPharm has received FDA approval for APADAZ®, an immediate-release combination product containing benzhydrocodone, a prodrug of hydrocodone, and acetaminophen. For more information on KemPharm and its pipeline of prodrug product candidates visit www.kempharm.com or connect with us on Twitter, LinkedIn, Facebook and YouTube.

Caution Concerning Forward Looking Statements:

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation the Company’s proposed development and commercial timelines, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements, including the potential to regain listing of the Company’s common stock on The Nasdaq Capital Market, are based on information currently available to KemPharm and its current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans. Risks concerning KemPharm’s business are described in detail in KemPharm’s Annual Report on Form 10-K for the year ended December 31, 2019, KemPharm’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and KemPharm’s other Periodic and Current Reports filed with the Securities and Exchange Commission. KemPharm is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

KemPharm Contacts:
Jason Rando / Maureen McEnroe, CFA Tiberend Strategic Advisors, Inc. 212-375-2665 / 2664 jrando@tiberend.com mmcenroe@tiberend.com